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                                                                     Exhibit (n)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 21, 1998, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-63763) and under the Investment Company Act of 1940 (File No. 811-08813) and related Prospectus of MuniHoldings New York Insured Fund II, Inc. for the registration of shares of its Auction Market Preferred Stock.

                                                Ernst & Young LLP


Princeton, New Jersey
October 2, 1998